EXHIBIT 10.3


                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                                 USN CORPORATION
                         (F/K/A PREMIER CONCEPTS, INC.)


                                       and

                               LGS HOLDINGS, INC.


                            Dated as of June 17, 2005


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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT ("AGREEMENT") dated as of June 17, 2005, by and between USN Corporation (formerly known as Premier Concepts, Inc.), a Colorado Corporation ("USN CORP"), and LGS Holdings, Inc., a California Corporation ("BUYER").

                                    RECITALS
                                    --------

         USN Corp is engaged in, among other things, the businesses of (i) selling fashion jewelry at 14 retail outlets (the "Stores"), and following the acquisition by USN Corp of the membership interests (the "Membership Interests") of Spotlight, LLC, a California limited liability company ("Spotlight"),the sourcing of fine jewelry for sale on USN Television Network (the "BUSINESS"). USN Corp desires to sell to Buyer certain assets associated with the Business, and Buyer desires to purchase such assets. USN Corp further desires to assign to Buyer certain liabilities associated with the Business, and Buyer desires to assume such liabilities.

                                    AGREEMENT
                                    ---------

         In consideration of the mutual covenants and upon and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 SALE AND TRANSFER OF THE ASSETS. In consideration of the assumption by Buyer of liabilities as contemplated by Section 1.3, USN Corp agrees to sell, convey, transfer, assign, quitclaim and deliver to Buyer on the date hereof (the "EFFECTIVE DATE") all of its right, title and interest in and to the assets specifically set forth on Exhibit 1, as well as the following assets of USN Corp, in each case to the extent specifically and solely used by USN Corp in its operation of the Business (collectively, the "ASSETS"):

                  (a) all of the computer software licenses, including but not limited to the Retail Pro and Great Plains Accounting systems;

                  (b) all leases for real property and additional vendor and employee contracts listed on SCHEDULE 1.1(a) (collectively, the "ASSIGNED CONTRACTS");

                  (c) any intellectual property including but not limited to the "Impostors"; "Elegant Pretenders" and "Joli-Joli" trademarks, logos, web addresses; (including WWW.IMPOSTORS.COM and www.premierjewelry.com), signage, stationary, described on SCHEDULE 1.1(b);

                  (d) any inventory, fixtures, and computers;

                  (e) the Membership Interests in Spotlight; and

                  (f) all goodwill appurtenant to the foregoing Assets.


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         1.2      Additional Consideration; Issuance of Shares.

         A. As additional consideration for the assumption by Buyer of liabilities as contemplated by Section 1.3, USN Corp agrees to issue to the Buyer One Million Three Hundred Sixty Eight Four Hundred Twenty Two (1,368,422) shares (the "Shares") of the common stock, $.01 par value per share, of USN Corp.

         B. The Buyer acknowledges that USN Corp is issuing the Shares in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"). Buyer further understands that, in addition to any other legends required by applicable state securities laws, a legend will be placed on any certificate or certificates representing the Shares substantially to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR USN CORPORATION (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

         C. In connection with the issuance of the Shares to the Buyer, USN Corp and the Buyer agree to enter into a Registration Rights Agreement substantially in the form set forth as Exhibit __ attached hereto.

         1.3 Assumption of Liabilities. In consideration of the transfer by USN Corp to Buyer of the Assets as contemplated by Section 1.1 and the issuance by USN Corp to Buyer of the Shares as contemplated by Section 1.3, , Buyer hereby assumes, undertakes and agrees to satisfy, pay, discharge and perform when due each and all of the liabilities of the Business set forth on EXHIBIT 2. (collectively, the "ASSUMED LIABILITIES").

         1.4 Excluded Assets and Liabilities. Buyer expressly understands and agrees that any assets and properties of USN Corp (or any of its direct or indirect subsidiaries) not set forth on Exhibit 1 HERETO OR SECTION 1.1 HEREOF (collectively, the "EXCLUDED ASSETS") shall be excluded from the Assets and shall remain the separate property of USN Corp. Buyer does not assume, nor shall it at any time hereafter become liable for any liabilities of USN Corp (or any of its direct or indirect subsidiaries) other than the Assumed Liabilities (collectively, the "EXCLUDED LIABILITIES").

         1.5 SALE WITHOUT REPRESENTATIONS. The parties agree that, other than as set forth in Article II hereof, USN Corp is making no representation or warranty concerning the Assets, the Liabilities or the Business, including representations and or warranties as to the quality, condition, merchantability, salability, obsolescence, working order or fitness for a particular purpose thereof. The Assets are sold to Buyer "as is and where is."


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF USN CORP. The Company represents and warrants to Buyer AS OF THE EFFECTIVE DATE AND AS OF THE CLOSING as follows:

                  (a) ORGANIZATION. USN Corp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. USN Corp has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. USN Corp is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on USN Corp.

                  (b) AUTHORITY. USN Corp has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated thereby. The Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon USN Corp, enforceable in accordance with its terms. Neither the execution and delivery of the Agreement by USN Corp, nor the consummation and performance of the transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which USN Corp is a party or by which USN Corp or any of its material properties or assets are bound or affected.

         2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants to USN Corp AS OF THE EFFECTIVE DATE as follows:

                  (a) ORGANIZATION. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. the Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Buyer.

                  (b) AUTHORITY. The Buyer has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated thereby. The Agreement constitutes (or shall, upon execution, constitute) a valid and legally binding obligation upon the Buyer, enforceable in accordance with its terms. Neither the execution and delivery of the Agreement by the Buyer, nor the consummation and performance of the transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which the Buyer is a party or by which the Buyer or any of its material properties or assets are bound or affected.


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                  (c) ACCESS TO INFORMATION. Buyer has been provided an
         opportunity to ask questions of, and Buyer has received answers thereto satisfactory to Buyer from, USN Corp and its representatives regarding matters pertaining to this investment, and Buyer has obtained all additional information requested by Buyer from USN Corp and its representatives.

                  (d) ABILITY TO BEAR ECONOMIC RISKS. Buyer has such knowledge and experience in financial affairs that Buyer is capable of evaluating the merits and risks of an investment in the Shares. Buyer has not relied in connection with this investment upon the identity of or advice from USN Corp or any other investor in USN Corp or upon any representations, warranties or agreements other than those set forth in this Agreement. Buyer's financial situation is such that Buyer can afford to bear the economic risk of holding the Shares for an indefinite period of time, and Buyer can afford to suffer the complete loss of Buyer's investment in the Shares.

                  (e) INVESTMENT INTENT. Buyer is subscribing for the Shares pursuant to this Agreement for Buyer's own account and not with a view to or for sale in connection with any distribution of all or any part of the Shares or Buyer's interest in any of the Shares. Buyer hereby agrees that Buyer will not, directly or indirectly, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares or Buyer's interest in any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part thereof) except in a manner that does not violate the registration or any other applicable provisions of the Securities Act (or any other applicable federal securities laws) or any applicable state securities laws. Buyer understands that Buyer must bear the economic risk of an investment in the Shares for an indefinite period of time because, among other reasons, the offering and sale of the Shares have not been registered under the Securities Act, and therefore, the Shares cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                  (f) Accreditation. Buyer qualifies as an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act)

                                   ARTICLE III

                                 INDEMNIFICATION

         3.1 Indemnification by USN Corp. USN Corp shall indemnify, hold harmless and defend Buyer (with counsel selected and paid for solely by USN
Corp), its directors, officers, attorneys, successors, assigns, partners, members, agents, representatives, employees and lenders, against and in respect of any and all damages, costs, expenses, reasonable fees of attorneys and consultants, claims, losses, liens, encumbrance and other liabilities arising from any (i) breach of USN Corp's representations, warranties or covenants in this Agreement that survive the Closing and (ii) failure of USN Corp to pay, satisfy, discharge or otherwise resolve any of the Excluded Liabilities. Notwithstanding anything to the contrary contained herein, the indemnity and covenants contained in this Paragraph shall survive the execution and delivery of this Agreement.


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         3.2 Indemnification by Buyer. Buyer Corp shall indemnify, hold harmless and defend USN Corp (with counsel selected and paid for solely by Buyer), its directors, officers, attorneys, successors, assigns, partners, members, agents, representatives, employees and lenders, against and in respect of any and all damages, costs, expenses, reasonable fees of attorneys and consultants, claims, losses, liens, encumbrance and other liabilities arising from any (i) breach of Buyer's representations, warranties or covenants in this Agreement that survive the Closing and (ii) failure of Buyer to pay, satisfy, discharge or otherwise resolve any of the Assumed Liabilities. Notwithstanding anything to the contrary contained herein, the indemnity and covenants contained in this Paragraph shall survive the execution and delivery of this Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         4.1 EXPENSES. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         4.2 ARBITRATION. Any controversy, claim or dispute arising out of or in any way relating to this Agreement or the alleged breach thereof, shall be determined by final and binding arbitration administered by JAMS in Los Angeles, California in accordance with the JAMS Arbitration Rules and Procedures (the "RULES") which are in effect at the time of the arbitration or the demand therefor. In the event of such an arbitration proceeding, the parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of arbitrators. In the event the parties cannot agree on an arbitrator, the Administrator of JAMS shall appoint an arbitrator. California Code of Civil Procedure ss. 1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall render an award and a written, reasoned opinion in support thereof, stating all findings of fact and conclusions of law. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief shall be determined by arbitration under this
Section 4.2.


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         4.3 FURTHER ASSURANCES. If at any time after the Effective Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, then promptly upon the request of the other party, the Buyer or Buyer, as the case may be, shall take such action (including, but not limited to, the execution of additional documents and instruments).

         4.4 AMENDMENTS. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

         4.5 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered or certified mail, and shall be deemed given when so delivered, as follows:

                  (i)  IF TO BUYER:


                  (ii) IF TO THE BUYER:

                       USN CORPORATION
                       2121 Avenue of the Stars
                       Suite 2910
                       Los Angeles, California 90067

         4.6 INTERPRETATION; EXHIBITS AND SCHEDULES. The headings contained in this Agreement and in any exhibit attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         4.8 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules attached hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and understandings relating to such subject matter.

         4.9 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         4.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

         4.11 CONSTRUCTION. Each party has had a full and complete opportunity to review this Agreement, and make suggestions or changes and seek legal advice. Accordingly, each party understands that this Agreement is deemed to have been drafted jointly by the parties and agrees that the common-law principles of construing ambiguities against the drafter shall have no application hereto. It should be construed fairly and not in favor of or against one party as the drafter hereof.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties have caused this Asset Purchase
Agreement to be duly executed as of the date first written above.


                                         SELLER:
                                         -------


                                         USN Corporation (f/k/a Premier
                                         Concepts, Inc.), a Colorado Corporation



                                         By: /S/ TERRY WASHBURN
                                             --------------------------
                                         Name:  Terry Washburn
                                         Title: Chief Executive Officer


                                         BUYER:
                                         ------


                                         By: /S/ EDWARD GUREVICH
                                             --------------------------
                                         Name:  Edward Gurevich
                                         Title: CEO


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